Exhibit 10.1

EXECUTION VERSION

Great Lakes Dredge & Dock Corporation

$25,000,000

7.375% Senior Notes due 2019

PURCHASE AGREEMENT

November 19, 2014

DEUTSCHE BANK SECURITIES INC.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

Great Lakes Dredge & Dock Corporation, a Delaware corporation (the “Company”) and the Company’s subsidiaries indicated on Schedule 1 hereto (the “Guarantors”) hereby confirm their agreement with Deutsche Bank Securities Inc. (the “Initial Purchaser”) as set forth below.

Section 1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchaser $25,000,000 aggregate principal amount of its 7.375% Senior Notes due 2019 (the “Notes”). The Notes are to be issued under that certain Indenture dated as of January 28, 2011, as supplemented by that certain First Supplemental Indenture dated as of May 6, 2011 and that certain Second Supplemental Indenture dated as of January 15, 2013 (as supplemented, the “Indenture”), by and among the Company, the Guarantors and Wells Fargo Bank, National Association, as Trustee (the “Trustee”).

The Company has previously issued $250,000,000 in aggregate principal amount of its 7.375% Senior Notes due 2019 under the Indenture (the “Existing Notes”). The Notes constitute an issuance of “Additional Notes” under the Indenture. Except as otherwise described in the Pricing Disclosure Package (as defined below), the Notes will have identical terms to the Existing Notes and will be treated as a single class of notes for all purposes under the Indenture.

The payment of principal, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed (the “Guarantees” and, together with the Notes, the “Securities”) on a senior unsecured basis, jointly and severally, by the Guarantors.

The Securities will be offered and sold to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions therefrom.

In connection with the sale of the Securities, the Company and the Guarantors have prepared a preliminary offering memorandum dated November 19, 2014 (the “Preliminary Memorandum”) setting forth or including a description of the terms of the Securities and the terms of the offering of the Securities, a description of the Company and any material developments relating to the Company occurring after the date of the most recent historical financial statements included therein. As used herein, “Pricing Disclosure Package” shall mean the Preliminary Memorandum, as supplemented or amended by the written communications listed on Annex A hereto in the most recent form that has been prepared and delivered by the Company and the Guarantors to the Initial Purchaser in connection with their solicitation of offers to purchase Securities at or prior to the time when sales of the Securities were first made (the “Time of Execution”). Promptly after the Time of Execution and in any event no later than the second business day following the Time of Execution, the Company and the Guarantors will prepare and deliver to the Initial Purchaser a final offering memorandum dated the date hereof (the “Final Memorandum”), which will consist of the Preliminary Memorandum with such changes therein as are required to reflect the information contained in the amendments or supplements listed on Annex A hereto. The Company and the Guarantors hereby confirm that they have authorized the use of the Pricing Disclosure Package, the Final Memorandum and the Recorded Road Show (defined below) in connection with the offer and sale of the Securities by the Initial Purchaser.

The Initial Purchaser and their direct and indirect transferees of the Securities will be entitled to the benefits of the Registration Rights Agreement, to be dated as of November 24, 2014, pursuant to which the Company and the Guarantors have agreed, among other things, to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) registering the Securities or the Exchange Securities (as defined in the Registration Rights Agreement) under the Act.

Section 2. Representations and Warranties. As of the Time of Execution and at the Closing Date (as defined in Section 3 below), the Company and the Guarantors jointly and severally represent and warrant to and agree with the Initial Purchaser as follows (references in this Section 2 to the “Offering Memorandum” are to (i) the Pricing Disclosure Package in the case of representations and warranties made as of the Time of Execution and (ii) both the Pricing Disclosure Package and the Final Memorandum in the case of representations and warranties made at the Closing Date):

(a) The Preliminary Memorandum, on the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Time of Execution, the Pricing Disclosure Package does not, and on the Closing Date will not, and the Final Memorandum as of its date and on the Closing Date will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the Company or Guarantors makes any representation or warranty as to the information contained in or omitted from the Pricing Disclosure Package and Final Memorandum, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchaser specifically for inclusion therein. Neither the Company nor any of the Guarantors has distributed or referred to nor will the Company or the Guarantors distribute or refer to any written communications (as defined in Rule 405 of the Act) that constitute an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company, the Guarantors or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iv) below) an “Issuer Written Communication”) other than (i) the Pricing Disclosure Package, (ii) the Final Memorandum, (iii) the recorded electronic road show made available to investors (the “Recorded Road Show”), and (iv) any other written communication approved in writing in advance by the Initial Purchaser. Any information in an Issuer Written Communication that is not otherwise included in the Pricing Disclosure Package and the Final Memorandum does not conflict with the Pricing Disclosure Package or the Final Memorandum and, each Issuer Written Communication, when taken together with the Pricing Disclosure Package does not at the Time of Execution and when taken together with the Final Memorandum at the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the Company of the Guarantors makes any representation of warranty as to the information contained in or omitted from the Issuer Written Communication, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchaser specifically for inclusion therein.

(b) The Company had the capitalization set forth in the Offering Memorandum under the heading “Capitalization” in the “Historical” column as of the date indicated therein; all of the subsidiaries that are owned by the Company, directly or indirectly, are listed in Schedule 1(a) attached hereto (each, a “Subsidiary” and collectively, the “Subsidiaries”); all of the outstanding shares of capital stock of the Company and the Subsidiaries have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; all of the outstanding shares of capital stock of the Company and of each of the Subsidiaries will be free and clear of all liens, encumbrances, equities and claims (except for such liens, encumbrances, equities and claims as set forth in the Offering Memorandum) or restrictions on transferability (other than those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) or voting. Except as set forth in the Offering Memorandum, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of the Subsidiaries outstanding. Except for the Subsidiaries, and except for the entities set forth on Schedule 1(b), or as disclosed in the Offering Memorandum, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

(c) Each of the Company and the Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority to own or lease its properties and conduct its business as now conducted and as described in the Offering Memorandum; each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the management, business, condition (financial or otherwise), business prospects or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a “Material Adverse Effect”).

(d) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes and the Exchange Notes (as defined in the Registration Rights Agreement). The Notes, when issued, will be in the form contemplated by the Indenture. The Notes and the Exchange Notes have each been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”).

(e) Each Guarantor has all requisite corporate, partnership, limited liability company or other organizational power and authority to execute, deliver and perform each of its obligations under the Guarantees. The Guarantees will be in the form contemplated by the Indenture. The Guarantees have been duly and validly authorized by each Guarantor and, when the Notes are duly executed and authenticated by the Trustee, issued and delivered in accordance with the provisions of the Indenture and paid for as provided herein, will constitute valid and legally binding obligations of each Guarantor, entitled to the benefits of the Indenture and enforceable against each Guarantor in accordance with their terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(f) The Company and each Guarantor has all requisite corporate, partnership, limited liability company or other organizational power and authority to execute, deliver and perform its obligations under the Indenture. As of the Closing Date, the Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “TIA”). The Indenture has been duly authorized, executed and delivered by the Company and the Guarantors and constitutes a valid and binding agreement of the Company and the Guarantors (assuming the due authorization, execution and delivery by the Trustee), enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.

(g) The Company and each Guarantor has all requisite corporate, partnership, limited liability company or other organizational power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Company and each Guarantor and, when executed and delivered by the Company and each Guarantor (assuming the due authorization, execution and delivery by the Initial Purchaser), will constitute a valid and legally binding agreement of the Company and each Guarantor enforceable against the Company and each Guarantor in accordance with its terms, except that (A) the enforcement thereof may be subject to the Enforceability Exceptions and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

(h) The Company and each Guarantor has all requisite corporate, partnership, limited liability company or other organizational power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company and the Guarantors of the transactions contemplated hereby have been duly and validly authorized by the Company and each Guarantor. This Agreement has been duly executed and delivered by the Company and each Guarantor.

(i) No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and sale by the Company and the Guarantors of the Securities to the Initial Purchaser or the consummation by the Company and the Guarantors of the other transactions contemplated hereby, except such as have been obtained and such as may be required under state securities or “Blue Sky” laws in connection with the purchase and resale of the Securities by the Initial Purchaser. None of the Company or the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license agreement, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, “Contracts”), except for any such breach, default, violation or event that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(j) The execution, delivery and performance by the Company and each Guarantor of this Agreement, the Indenture and the Registration Rights Agreement did not, and the consummation by the Company and the Guarantors of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchaser) will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company or any of the Subsidiaries or (iii) (assuming compliance with all applicable state securities or “Blue Sky” laws and assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(k) (i) The audited consolidated financial statements (including the notes thereto) of the Company and the Subsidiaries included in the Offering Memorandum present fairly in all material respects the financial position, results of operations, cash flows and changes in stockholders’ equity of the Company and the Subsidiaries at the dates and for the periods to which they relate and; since the date of the latest of such financial statements, there has been no change nor any development or event which, individually or in the aggregate, has had or would be reasonably expected to have a Material Adverse Effect; such financial statements have been prepared in accordance with generally accepted accounting principles in the U.S. applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data in the Offering Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with that of the audited consolidated financial statements included therein, except as otherwise stated therein. Deloitte & Touche, LLP (the “Independent Accountants”) is an independent registered public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Offering Memorandum and the Pricing Disclosure Package, if any, fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(l) There is not pending or, to the knowledge of the Company or any Guarantor, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property or assets of the Company or any of the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body that, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Offering Memorandum.

(m) Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all of the appropriate federal, state, local and other governmental authorities, all of the appropriate self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as currently conducted as set forth in the Offering Memorandum (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and none of the Company or the Subsidiaries has received any notice of any proceeding relating to the revocation or modification of any such Permit, except as described in the Offering Memorandum and except where such revocation or modification would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(n) Since the date of the most recent financial statements appearing in the Offering Memorandum, except as described therein, (i) none of the Company or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the management, business, condition (financial or otherwise), business prospects or results of operations of the Company and the Subsidiaries, taken as a whole, except for (x) the Company’s entry into a new senior secured term loan facility, dated as of November 4, 2014, (y) the Company’s borrowings under its existing revolving credit facility, and (z) the Company’s issuance of a promissory note, dated November 4, 2014, and earn-out obligation under Section 1.05 of the Share Purchase Agreement, dated as of November 4, 2014, each incurred in connection with the Company’s acquisition of Magnus Pacific Corporation, (ii) none of the Company or the Subsidiaries has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to any of such Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company) and (iii) there shall not have been any material change in the capital stock or long-term indebtedness of the Company or the Subsidiaries.

(o) The Company and each of the Subsidiaries has timely filed all necessary federal, state, local and foreign tax returns (or has duly requested and received extensions thereof) and timely paid all of its taxes (including in its capacity as a withholding agent), shown as due on such tax returns, except where the failure to so file such returns or pay such taxes would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and other than matters that the Company or any Subsidiary is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves, there is no tax audit, deficiency, assessment or other claim or proceeding with respect to the Company or any of the Subsidiaries that would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(p) The statistical and market-related data included in the Offering Memorandum are based on or derived from sources that the Company and the Subsidiaries believe to be reliable and accurate.

(q) None of the Company, the Subsidiaries or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

(r) Each of the Company and the Subsidiaries has good and marketable title to all real property and good title to all personal property described in the Offering Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Offering Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Offering Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. All leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or such Subsidiary, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(s) The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses currently operated by them as described in the Offering Memorandum, and none of the Company or the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would be reasonably expected to have a Material Adverse Effect.

(t) There are no legal or governmental proceedings involving or affecting the Company or any Subsidiary or any of their respective properties or assets that would be required to be described in a prospectus pursuant to the Act that are not described in the Offering Memorandum, nor are there any material contracts or other documents that would be required to be described in a prospectus pursuant to the Act that are not described in the Offering Memorandum.

(u) Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect (A) each of the Company and the Subsidiaries is in compliance with and has not received any notice of any liability under applicable Environmental Laws (as defined below), (B) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or any of the Subsidiaries, threatened against the Company or any of the Subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of the Subsidiaries, (E) none of the Company or the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law and (F) no property or facility of the Company or any of the Subsidiaries is (i) listed or, to the knowledge of the Company or any of its Subsidiaries, or proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

For purposes of this Agreement, “Environmental Laws” means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, in each case, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

(v) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries that is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened.

(w) Each of the Company and the Subsidiaries carries insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

(x) None of the Company or the Subsidiaries has any material liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or of any Subsidiary is or has ever been a participant. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

(y) Each of the Company and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization, (D) the reported accountability for its assets is compared with existing assets at reasonable intervals, and (E) the interactive data in eXtensible Business Reporting Language included in the Company’s periodic reports and other filings in accordance with the rules of the Commission fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company and the Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, management to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

(z) The Company and the Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is accumulated and communicated to management of the Company and its Subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate to allow timely decisions regarding required disclosure. The Company and the Subsidiaries have carried out evaluations, with the participation of management, of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(aa) None of the Company or the Subsidiaries will be, after giving effect to the offer and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum, an “investment company” or “promoter” or “principal underwriter” for an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

(bb) The Securities, the Indenture and the Registration Rights Agreement will conform in all material respects to the descriptions thereof in the Offering Memorandum.

(cc) No holder of securities of the Company or any Subsidiary will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

(dd) Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of each of the Company and the Subsidiaries (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Company or the Subsidiaries (each on a consolidated basis) is, nor will any of the Company or the Subsidiaries (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

(ee) None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Act) that is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser or in connection with the initial resale thereof, in each case, in the manner contemplated by this Agreement to register any of the Securities under the Act.

(ff) No securities of the Company or any Subsidiary are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

(gg) None of the Company or the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes.

(hh) None of the Company, the Subsidiaries, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchaser) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act (“Regulation S”)) with respect to the Securities; the Company, the Subsidiaries and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchaser) have complied with the offering restrictions requirement of Regulation S.

(ii) Neither the Company nor any of the Subsidiaries, nor to the knowledge of the Company, any director, officer, agent, employee, Affiliate or representative acting on behalf of the Company or any of the Subsidiaries: (i) has used any funds for any unlawful contribution, gift, property, entertainment or other unlawful expense relating to political activity; (ii) has made or taken any action in furtherance of any direct or indirect unlawful payment, promise to pay, or authorization or approval of the unlawful payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any foreign or domestic government official or employee (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to improperly influence official action or secure an improper advantage for the Company or its subsidiaries; (iii) has made, offered, or taken an act in furtherance of any bribe, unlawful rebate, payoff, influence payment, property, gift, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation of any provision of the Bribery Act 2010 of the United Kingdom, or the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”), the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA), including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, in contravention of the FCPA or any applicable anti-bribery and anticorruption laws or regulations to which the Company, any of its Subsidiaries, any director, officer, agent, employee, Affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries is subject. The Company, the Subsidiaries and their Affiliates have each conducted their businesses in compliance with the FCPA and any applicable anti-bribery and anti-corruption laws or regulations and have instituted and maintain policies and procedures designed to promote and achieve compliance therewith.

(jj) The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including without limitation those of Title 18 U.S. Code section 1956 and 1957, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of the Subsidiaries, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate, or representative acting on behalf of the Company or any of the Subsidiaries, is currently subject to or the target of any sanctions administered by the U.S. Government, including, without limitation, the Office of Foreign Assets

Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any similar sanctions imposed by any other body, governmental or other, to which the Company or any of its Subsidiaries is subject (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria) (each, a “Sanctioned Country”); neither the Company nor the Subsidiaries have knowingly engaged in during the past five years, are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country; and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitating, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as an initial purchaser, advisor, investor or otherwise) of Sanctions.

Any certificate signed by any officer of the Company or any Subsidiary and delivered to any Initial Purchaser or to counsel for the Initial Purchaser shall be deemed a joint and several representation and warranty by the Company and each of the Guarantors to the Initial Purchaser as to the matters covered thereby.

Section 3. Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase the Securities from the Company, at a purchase price of 97.50% of their principal amount, plus pre-issuance accrued and unpaid interest from August 1, 2014 to the Closing Date. One or more certificates in global form in the name of the nominee for The Depository Trust Company for the Securities that the Initial Purchaser has agreed to purchase hereunder, for the account of the Initial Purchaser and in such denomination or denominations as the Initial Purchaser requests upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Company and the Guarantors to the Trustee, against payment by or on behalf of the Initial Purchaser of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. The global certificates for the Notes shall be made available for inspection by the Initial Purchaser no later than the business day preceding the Closing Date. Such delivery of and payment for the Securities shall be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York at 10:00 A.M., New York time, on November 24, 2014, or at such other place, time or date as the Initial Purchaser, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date.”

Section 4. Offering by the Initial Purchaser.

(a) The Initial Purchaser proposes to make an offering of the Securities at the price and upon the terms set forth in the Pricing Disclosure Package and the Final Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchaser is advisable.

(b) The Initial Purchaser hereby represents and agrees that it has not used and will not use, authorize the use of, refer to, or participate in the planning of the use of, any written communication (as such term is defined Rule 405) that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Pricing Disclosure Package and the Final Memorandum, (ii) any written communication listed on Annex A hereto or prepared pursuant to Section 5(c) below (including any electronic road show), (iii) any written communication prepared by the Initial Purchaser and approved in advance by the Company or (iv) any written communication that (A) contains only (x) information describing the preliminary terms of the Securities or their offering or (y) information that describes the final terms of the Securities or their offering and that is included in or is subsequently included in the Final Memorandum, including by means of a pricing supplement in the form of Annex A hereto, or (B) does not contain any material information about the Company or any Guarantor or their securities that was provided by or on behalf of the Company or any Guarantor that was not included in the Pricing Disclosure Package or the Final Memorandum.

Section 5. Covenants of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, covenant and agree with the Initial Purchaser as follows:

(a) Until the later of (i) the completion of the distribution of the Securities by the Initial Purchaser and (ii) the Closing Date, the Company will not amend or supplement the Pricing Disclosure Package and the Final Memorandum or otherwise distribute or refer to any written communication (as defined under Rule 405 of the Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities (other than the Pricing Disclosure Package, the Recorded Road Show and the Final Memorandum) or file any report with the Commission under the Exchange Act unless the Initial Purchaser shall previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment, supplement or report and as to which the Initial Purchaser shall have given its consent (such consent not to be unreasonably withheld, conditioned or delayed). The Company will promptly, upon the reasonable request of the Initial Purchaser or counsel for the Initial Purchaser, make any amendments or supplements to the Pricing Disclosure Package and the Final Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchaser.

(b) The Company and the Guarantors will cooperate with the Initial Purchaser in arranging for the qualification of the Securities for offering and sale under the securities or “Blue Sky” laws of such jurisdictions as the Initial Purchaser may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities and the Guarantees; provided, however, that in connection therewith, none of the Company and the Guarantors shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

(c) (1) If, at any time prior to the completion of the sale by the Initial Purchaser of the Securities, any event occurs or information becomes known as a result of which the Pricing Disclosure Package and the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Pricing Disclosure Package and the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchaser thereof and will prepare, at the expense of the Company, an amendment or supplement to the Pricing Disclosure Package and the Final Memorandum that corrects such statement or omission or effects such compliance and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or any Issuer Written Communication would conflict with the Pricing Disclosure Package as then amended or supplemented, or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package so that any of the Pricing Disclosure Package or any Issuer Written Communication will comply with law, the Company will immediately notify the Initial Purchaser thereof and forthwith prepare and, subject to paragraph (a) above, furnish to the Initial Purchaser such amendments or supplements to any of the Pricing Disclosure Package or any Issuer Written Communication (it being understood that any such amendments or supplements may take the form of an amended or supplemented Final Memorandum) as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that any Issuer Written Communication will not conflict with the Pricing Disclosure Package or so that the Pricing Disclosure Package or any Issuer Written Communication as so amended or supplemented will comply with law.

(d) The Company will, without charge, provide to the Initial Purchaser and to counsel for the Initial Purchaser as many copies of the Pricing Disclosure Package, any Issuer Written Communication and the Final Memorandum or any amendment or supplement thereto as the Initial Purchaser may reasonably request.

(e) The Company will apply the net proceeds from the sale of the Notes as set forth under “Use of Proceeds” in the Pricing Disclosure Package and the Final Memorandum.

(f) During such period after the date hereof and prior to the date on which all of the Securities have been sold by the Initial Purchaser (as determined by the Initial Purchaser, but in no event more than 365 days after the date hereof), the Company will furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Securities and, upon request, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

(g) Prior to the Closing Date, the Company will furnish to the Initial Purchaser, as soon as they have been prepared, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Pricing Disclosure Package and the Final Memorandum.

(h) None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.

(i) The Company and the Guarantors will not, and will not permit any of the Subsidiaries or their respective Affiliates or persons acting on their behalf to, (1) engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or (2) engage in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act.

(j) For so long as any of the Securities remain outstanding, the Company will make available at its expense, upon request, to any holder of such Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(k) The Company will use its commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(l) During the period beginning on the date hereof and continuing to the date that is 90 days after the Closing Date, without the prior written consent of Deutsche Bank Securities Inc. the Company and the Guarantors will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of any of the Company and the Guarantors (or guaranteed by any of the Company and the Guarantors) that are substantially similar to the Securities, in each case other than as contemplated by this Agreement.

(m) In connection with Securities offered and sold in an off shore transaction (as defined in Regulation S) the Company and the Guarantors will not register any transfer of such Securities not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Securities (including any related Guarantees) in the form of definitive securities.

(n) None of the Company and the Guarantors or any of their Affiliates will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities.

(o) For a period of one year (calculated in accordance with paragraph (d) of Rule 144 under the Act) following the date any Securities are acquired by the Company or any of its affiliates (as defined in Rule 144 under the Act), the Company will not, and will not permit such affiliates to, sell any such Securities except in a transaction registered under the Act.

Section 6. Expenses. The Company and the Guarantors, jointly and severally, agree to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Pricing Disclosure Package and the Final Memorandum and any amendment or supplement thereto, and any “Blue Sky” memoranda,

(ii) all reasonable arrangements relating to the delivery to the Initial Purchaser of copies of the foregoing documents, (iii) the fees and disbursements of the counsel (including local and special counsel), the accountants and any other experts or advisors retained by the Company and the Guarantors, (iv) preparation (including printing), authentication, issuance and delivery to the Initial Purchaser of the Securities, (v) the qualification of the Securities under state securities and “Blue Sky” laws, including filing fees and reasonable fees and disbursements of outside counsel for the Initial Purchaser relating thereto and in connection with such qualification and in connection with the preparation of any “Blue Sky” memoranda and any supplements thereto, (vi) expenses incurred by the Company and the Guarantors in connection with the “roadshow” and any other meetings with prospective investors in the Securities, (vii) fees and expenses of the Trustee including reasonable fees and expenses of counsel to the Trustee, (viii) any fees charged by investment rating agencies for the rating of the Securities, (ix) the cost of any advertising approved by the Initial Purchaser and the Company in connection with the Securities, (x) any stamp or transfer taxes in connection with the original issuance and sale of the Notes and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder. Except as provided in this Section 6 and Section 9, the Initial Purchaser shall pay its own expenses, including the fees and disbursements of its counsel. If the sale of the Securities provided for herein is not consummated because of any failure, refusal or inability on the part of the Company or the Guarantors to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchaser of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company and the Guarantors jointly and severally agree to promptly reimburse the Initial Purchaser upon demand for all reasonable and documented out-of-pocket expenses (including reasonable fees, disbursements and charges of Cahill Gordon & Reindel llp, counsel for the Initial Purchaser) that shall have been reasonably incurred by the Initial Purchaser in connection with the proposed purchase and sale of the Securities.

Section 7. Conditions of the Initial Purchaser’s Obligations. The obligation of the Initial Purchaser to purchase and pay for the Securities shall, in its sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

(a) On the Closing Date, the Initial Purchaser shall have received the opinion and negative assurance letter, dated as of the Closing Date and addressed to the Initial Purchaser, of (i) Jenner & Block LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchaser, and substantially as set forth in Annex B hereto and (ii) Winston & Strawn LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchaser, and substantially as set forth in Annex C hereto.

(b) On the Closing Date, the Initial Purchaser shall have received the opinion, in form and substance reasonably satisfactory to the Initial Purchaser, dated as of the Closing Date and addressed to the Initial Purchaser, of Cahill Gordon & Reindel LLP, counsel for the Initial Purchaser, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchaser may reasonably require. In rendering such opinion, Cahill Gordon & Reindel LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(c) On the date hereof, the Initial Purchaser shall have received from the Independent Accountants a comfort letter dated the date hereof, in form and substance reasonably satisfactory to counsel for the Initial Purchaser with respect to the audited and any unaudited financial information in the Pricing Disclosure Package. On the Closing Date, the Initial Purchaser shall have received from the Independent Accountants a comfort letter dated the Closing Date, in form and substance reasonably satisfactory to counsel for the Initial Purchaser, which shall refer to the comfort letter dated the date hereof and reaffirm or update as of a more recent date, the information stated in the comfort letter dated the date hereof and similarly address the audited and any unaudited financial information in the Final Memorandum.

(d) The representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct, in all material respects, on and as of the Time of Execution and on and as of the Closing Date as if made on and as of the Closing Date; provided, that each such representation or warranty that contains a materiality qualification in the text of such representation or warranty shall be true and correct in all respects; the statements of the Company’s and the Guarantors’ officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct, in all material respects, on and as of the date made and on and as of the Closing Date; the Company and the Guarantors shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Pricing Disclosure Package and the Final Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably expected to have a Material Adverse Effect.

(e) The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

(f) Subsequent to the date of the most recent financial statements in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of the Company or any of the Subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably expected to have a Material Adverse Effect.

(g) The Initial Purchaser shall have received a certificate from the Company, dated the Closing Date, signed on behalf of the Company by its (i) Chief Executive Officer, President or any Senior Vice President or executive officer and (ii) Chief Financial Officer, Controller, Treasurer or principal financial or accounting officer to the effect that to such officers’ knowledge after due inquiry:

(i) the representations and warranties of the Company and the Guarantors contained in this Agreement are true and correct, in all material respects, on and as of the Time of Execution and on and as of the Closing Date; provided, that each such representation or warranty that contains a materiality qualification in the text of such representation or warranty shall be true and correct in all respects, and the Company and the Guarantors have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred, and no information has become known to the Company or any Guarantor, that, individually or in the aggregate, has or would be reasonably expected to have a Material Adverse Effect; and

(iii) the sale of the Securities hereunder has not been enjoined (temporarily or permanently).

(h) On the Closing Date, the Initial Purchaser shall have received the Registration Rights Agreement executed by the Company and the Guarantors, and such agreement shall be in full force and effect.

(i) On the Closing Date, the Initial Purchaser shall have received a board resolution and an officer’s certificate in compliance with the requirements set forth in Section 2.15 of the Indenture.

(j) The Notes shall be eligible for clearance and settlement through The Depository Trust Company.

On or before the Closing Date, the Initial Purchaser and counsel for the Initial Purchaser shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiaries as they shall have heretofore reasonably requested from the Company.

All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchaser and counsel for the Initial Purchaser. The Company and the Guarantors shall furnish to the Initial Purchaser such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchaser shall reasonably request.

Section 8. Offering of Notes; Restrictions on Transfer. (a) The Initial Purchaser agrees with the Company and the Guarantors that (i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act; and (ii) it will solicit offers for the Securities only from, and will offer the Securities only to (A) inside the United States, persons whom the Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) outside the United States, to persons other than U.S. persons (“non-U.S. purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for non-U.S. beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption “Transfer Restrictions” contained in the Pricing Disclosure Package and the Final Memorandum.

(b) The Initial Purchaser represents and warrants with respect to sales outside the United States that (i) the Securities have not been and will not be sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; and (ii) it will sell the Securities (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(c) The Initial Purchaser represents and warrants and agrees with the Company and the Guarantors that:

(i) in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer of the Notes in that Relevant Member State other than (i) to any legal entity which a qualified investor as defined in the Prospectus Directive, (ii) to fewer than 100, or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the Initial Purchaser for any such offer, or (iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Securities shall require the Company to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe to the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU;

(ii) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act of 2000 (the “FSMA”) by the Company;

(iii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company;

(iv) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and

(v) the offer in the Netherlands of the Notes is exclusively limited to persons established, domiciled or resident in the Netherlands who are professional market parties within the meaning of the Dutch Financial Supervision Act (Wet op het financieel toezicht), as amended from time to time (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors, finance companies and treasury departments of large enterprises).

Terms used in this Section 8 and not defined in this Agreement have the meanings given to them in Regulation S.

Section 9. Indemnification and Contribution. (a) The Company and the Guarantors jointly and severally agree to indemnify and hold harmless the Initial Purchaser, the Affiliates, directors, officers, employees and agents of the Initial Purchaser, and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the following:

(i) any untrue statement or alleged untrue statement made by the Company or any of its Subsidiaries in Section 2 hereof;

(ii) any untrue statement or alleged untrue statement of any material fact contained in the Pricing Disclosure Package, any Issuer Written Communication or Final Memorandum or any amendment or supplement thereto; or

(iii) the omission or alleged omission to state, in the Pricing Disclosure Package, any Issuer Written Communication or the Final Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading;

and will reimburse, as incurred, the Initial Purchaser and each such affiliate, director, officer or employee and each such controlling person for any legal or other expenses reasonably incurred by the Initial Purchaser and each such affiliate, director, officer or employee or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Pricing Disclosure Package, any Issuer Written Communication or Final Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Company and the Guarantors by the Initial Purchaser specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Initial Purchaser consists of the information described as such in Section 12 hereof. The indemnity provided for in this Section 9 will be in addition to any liability that the Company and the Guarantors may otherwise have to the indemnified parties. The Company shall not be liable under this Section 9 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

(b) The Initial Purchaser agrees to indemnify and hold harmless the Company and the Guarantors, their respective directors, officers and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any Guarantor or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Pricing Disclosure Package, any Issuer Written Communication or Final Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Pricing Disclosure Package, any Issuer Written Communication or Final Memorandum or any amendment or supplement thereto, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchaser, furnished to the Company by the Initial Purchaser specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Initial Purchaser consists of the information described as such in Section 12 hereof; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or any Guarantor or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 9 will be in addition to any liability that the Initial Purchaser may otherwise have to the indemnified parties. The Initial Purchaser shall not be liable under this Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel (including local counsel) reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel (including local counsel) chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel (including in-house counsel) that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action or (iv) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel (including local counsel) to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchaser in the case of paragraph (a) of this Section 9 or the Company and the Guarantors in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions). All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party

(which consent shall not be unreasonably withheld, conditioned or delayed), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent. No indemnifying party shall, without the prior written consent of the indemnified party, such consent not to be unreasonably withheld, conditioned or delayed, effect any settlement or compromise of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party, or indemnity could have been sought hereunder by any indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other, from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company and the Guarantors bear to the total discounts and commissions received by the Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by any of the Company and the Guarantors, on the one hand, or the Initial Purchaser, on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, the Guarantors and the Initial Purchaser agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by the Initial Purchaser under this Agreement, less the aggregate amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director of the Company or any Guarantor, each officer of the Company or any Guarantor and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Guarantors.

Section 10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Guarantors, their officers and the Initial Purchaser set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company or any Guarantor, any of their respective officers or directors, the Initial Purchaser or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9, 10 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

Section 11. Termination. (b) This Agreement may be terminated in the sole discretion of the Initial Purchaser by notice to the Company given prior to the Closing Date in the event that the Company and the Guarantors shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date,

(i) any of the Company or the Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchaser, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchaser, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company or the Subsidiaries), except in each case as described in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto);

(ii) trading in securities of the Company or in securities generally on the New York Stock Exchange or the NASDAQ Global Market shall have been suspended or materially limited or minimum or maximum prices shall have been established on any such exchange or market;

(iii) a banking moratorium shall have been declared by New York or United States authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States;

(iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the

Initial Purchaser, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Pricing Disclosure Package and the Final Memorandum; or

(v) any securities of the Company shall have been downgraded by any nationally recognized statistical rating organization or any such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its ratings of any securities of the Company (other than an announcement with positive implications of a possible upgrading).

(b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

Section 12. Information Supplied by the Initial Purchaser. The statements set forth in the third sentence of the eighth paragraph and the ninth paragraph under the heading “Private Placement” in the Preliminary Memorandum and the Final Memorandum (to the extent such statements relate to the Initial Purchaser) constitute the only information furnished by the Initial Purchaser to the Company and the Guarantors for the purposes of Sections 2(a) and 9 hereof.

Section 13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchaser, shall be mailed or delivered to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Leveraged Debt Capital Markets, Second Floor (fax: (212) 797-4877), with a copy to the attention of the General Counsel, 36th Floor (fax: (212) 797-4561); and if sent to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the Company at Great Lakes Dredge & Dock Corporation, 2122 York Road, Oak Brook, IL 60523, Attention: Mark W. Marinko, Senior Vice President and Chief Financial Officer, (fax: (630) 574-3007), with a copy to the attention of Brian S. Hart, Esq., Jenner & Block LLP, 353 N. Clark St., Chicago, IL 60654 (fax: (312) 923-2718).

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

Section 14. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Company, the Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company and the Guarantors contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchaser contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Company and the Guarantors, their respective officers and any person or persons who control the Company or any Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchaser will be deemed a successor because of such purchase.

Section 15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

Section 16. No Advisory or Fiduciary Responsibility. The Company and the Guarantors acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other, (ii) in connection therewith and with the process leading to such transaction the Initial Purchaser is acting solely as a principal and not the agent or fiduciary of the Company or any Guarantor, (iii) the Initial Purchaser has not assumed an advisory or fiduciary responsibility in favor of the Company or any Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Initial Purchaser has advised or is currently advising the Company or any Guarantor on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Guarantor agrees that it will not claim that the Initial Purchaser has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Guarantor, in connection with such transaction or the process leading thereto.

Section 17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement or any certificate delivered hereunder by facsimile transmission or e-mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement or such certificate.

Section 18. Integration. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

[Signature Pages Follow]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Guarantors and the Initial Purchaser.

Very truly yours,

GREAT LAKES DREDGE & DOCK CORPORATION

By:	/s/ Jonathan W. Berger
Name:	Jonathan W. Berger
Title:	Chief Executive Officer

DAWSON MARINE SERVICES COMPANY

By:	/s/ Catherine M. Hoffman
Name:	Catherine M. Hoffman
Title:	President

FIFTY-THREE DREDGING CORPORATION

By:	/s/ Paul E. Dinquel
Name:	Paul E. Dinquel
Title:	Vice President

GREAT LAKES DREDGE & DOCK COMPANY, LLC

By:	/s/ Jonathan W. Berger
Name:	Jonathan W. Berger
Title:	Chief Executive Officer

GREAT LAKES DREDGE & DOCK ENVIRONMENTAL, INC.

By:	/s/ Jonathan W. Berger
Name:	Jonathan W. Berger
Title:	Chief Executive Officer

Signature Page to Purchase Agreement

NASDI HOLDINGS CORPORATION

By:	/s/ Jonathan W. Berger
Name:	Jonathan W. Berger
Title:	Chief Executive Officer

TERRA CONTRACTING SERVICES, LLC

By:	/s/ Steven B. Taplin
Name:	Steven B. Taplin
Title:	President

Signature Page to Purchase Agreement

The foregoing Agreement is hereby confirmed

and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Christopher Blum
Name: Christopher Blum
Title: Managing Director

By:	/s/ Craig Molson
Name: Craig Molson
Title: Director

Signature Page to Purchase Agreement

SCHEDULE 1(a)

Subsidiaries of the Company

Name	Jurisdiction of Incorporation or Formation
Dawson Marine Services Company*	Delaware
Fifty-Three Dredging Corporation*	New Jersey
GLDD Mexicana, S. de R.L. de C.V.	Mexico
Great Lakes Dredge & Dock Australia	Australia
Great Lakes Dredge & Dock (Bahamas) Ltd.	Bahamas
Great Lakes Dredge & Dock Co. Brasil Ltda.	Brazil
Great Lakes Dredge & Dock Company, LLC*	Delaware
Great Lakes Dredge & Dock Environmental, Inc.*	Delaware
Great Lakes Dredge & Dock India Ltd.	India
Great Lakes Environmental & Infrastructure Solutions, LLC	Delaware
Lydon Dredging & Construction Company, Ltd.	Canada
Magus Pacific Corporation	California
NASDI Holdings Corporation*	Delaware
Terra Contracting Services, LLC*	Delaware
Terra Fluid Management, LLC	Delaware

*	Indicates that the Subsidiary is a Guarantor under the Agreement.

SCHEDULE 1(b)

Equity Interests and Joint Ventures

(1)	The Company has an equity interest in the following joint ventures:

A. Amboy Aggregates Joint Venture

(2)	Fifty-Three Dredging Corporation owns 50% of the membership interests of Lower Main Street Development, L.L.C., a New Jersey limited liability company.

(3)	Great Lakes Dredge & Dock Environmental, Inc. owns 50% of the membership interests of TerraSea Environmental Solutions LLC, a Delaware limited liability company.

ANNEX A

1.	Additional Time of Execution Information

Pricing Supplement, dated November 24, 2014

A-1

Pricing Supplement

[See Attached].

Supplement Dated November 19, 2014 to

Preliminary Offering Memorandum Dated November 19, 2014 of

$25,000,000

Great Lakes Dredge & Dock Corporation

7.375% Senior Notes due 2019

This Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum. The information in this Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.

The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

Unless otherwise indicated, capitalized terms used but not defined herein have the meaning assigned to such terms in the Preliminary Offering Memorandum.

Issuer:	Great Lakes Dredge & Dock Corporation (the “Issuer”)

Aggregate Principal Amount:	$25,000,000 (the “New Notes”)

Gross Cash Proceeds to the Issuer:	$24,875,000 (excluding accrued and unpaid interest from August 1, 2014 to the date of delivery paid in addition to the issue price, which will be paid to the applicable holders on the first interest payment date, February 1, 2015)

Title of Securities:

7.375% Senior Notes due 2019

The New Notes will be issued as additional notes under the indenture governing the Issuer’s previously issued 7.375% senior notes due 2019 in the aggregate principal amount of $250,000,000 (the “Existing Notes” and together with the New Notes, the “notes”). The New Notes will constitute a further issuance of and will be consolidated and form a single

	series with the Existing Notes, except that (i) the New Notes will not be registered under the Securities Act and will have transfer restrictions, registration rights and rights to special interest that are not applicable to the Existing Notes and (ii) unless and until the New Notes are exchanged for registered exchange notes, the New Notes will have a separate CUSIP number from that of the Existing Notes and will not be fungible with the Existing Notes. The New Notes will vote as a single class with the Existing Notes and otherwise be treated as “notes” for all purposes under the indenture.

Final Maturity Date:	February 1, 2019

Issue Price:	99.500%, plus pre-issuance accrued and unpaid interest, from August 1, 2014

Coupon:	7.375%

Yield to Maturity:	7.512%

Spread to Treasury Security:	603 bps

Benchmark:	2.75% UST due February 15, 2019

Interest Payment Dates:	February 1 and August 1

First Interest Payment Date:	February 1, 2015

Optional Redemption:

The notes will be redeemable at the option of the Issuer, in whole or in part, at any time on and after February 1, 2015 at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below:

	Date	Price
	2015	103.688%
	2016	101.844%
	2017 and thereafter	100.000%

	At any time prior to February 1, 2015, the Issuer may redeem the notes, in whole or in part upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each holder of notes or otherwise delivered in accordance with the procedures of DTC, in cash, at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the Redemption Date, subject to the rights of the holders of record on the relevant record date to receive interest due on the relevant interest payment date.

Change of Control:	101%

Initial Purchaser:	Deutsche Bank Securities Inc.

Trade Date:	November 19, 2014

Settlement Date:	November 24, 2014 (T+3)

Distribution:	144A with registration rights as set forth in the Preliminary Offering Memorandum

CUSIP/ISIN Numbers:	144A CUSIP: 390607 AC3 144A ISIN: US390607 AC32

Regulation S CUSIP: U39023 AE3 Regulation S ISIN: USU39023AE32

Trustee:	Wells Fargo Bank, National Association

The information presented in the Preliminary Offering Memorandum is deemed to have changed to the extent affected by the changes described herein.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these securities or the offering. Please refer to the Preliminary Offering Memorandum for a complete description.

This communication is being distributed in the United States solely to qualified institutional buyers, as defined in Rule 144A under the Securities Act, and outside the United States solely to non-U.S. persons as defined under Regulation S.

This communication is not an offer to sell the securities and it is not a solicitation of an offer to buy the securities in any jurisdiction where the offering is prohibited, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

ANNEX B

Form of Jenner & Block LLP Opinion

As used herein, the following terms shall have the following meanings: The term “CGCL” means Title 1, Division 1 of the Corporations Code of the State of California, or the General Corporation Law of the State of California, as currently in effect. The term “DGCL” means the General Corporation Law of the State of Delaware, as currently in effect. The term “DLLCA” means the Delaware Limited Liability Company Act, as currently in effect. The term “Final Memorandum” means the Offering Memorandum, dated November 19, 2014, relating to the Notes and the Guarantees. The term “Guarantees” means the guarantees, on a senior unsecured basis, of the payment of principal, premium, if any, and interest on the Notes, jointly and severally by the Guarantors. The term “Guarantors” means the following wholly owned domestic subsidiaries of the Company: Dawson Marine Services Company, Great Lakes Dredge & Dock Environmental, Inc. and NASDI Holdings Corporation, each of which is incorporated under the laws of the State of Delaware; Fifty-Three Dredging Corporation, which is incorporated under the laws of the State of New Jersey; Great Lakes Dredge & Dock Company, LLC, Great Lakes Environmental & Infrastructure Solutions, LLC, Terra Contracting Services, LLC and Terra Fluid Management, LLC, each of which is a limited liability company organized under the laws of the State of Delaware; and Magus Pacific Corporation, which is incorporated under the laws of the State of California. The term “Material Adverse Effect” means a material adverse effect on the management, business, condition (financial or otherwise), business prospects or results of operations of the Company and its subsidiaries, taken as a whole. The term “NJBCA” means the New Jersey Business Corporation Act, as currently in effect. The term “Preliminary Memorandum” means the Preliminary Offering Memorandum, dated November 19, 2014, relating to the Notes and the Guarantees. The term “Pricing Disclosure Package” means, collectively, the Preliminary Memorandum and the pricing supplement in the form attached hereto as Schedule A. The term “Securities” means the Notes and the Guarantees.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:

1.	Each of the Company and the Guarantors (a) is validly existing and in good standing under the laws of the state of its incorporation or formation, as applicable, and (b) has the corporate or limited liability company power and authority to conduct its business as described in each of the Pricing Disclosure Package and the Final Memorandum.

2.	Each of the Company and the Guarantors has the corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Purchase Agreement, the Registration Rights Agreement and the Notes, to the extent it is a party thereto, and the corporate or limited liability company power and authority to perform its obligations under the Indenture.

3.	The Purchase Agreement has been duly authorized, executed and delivered by or on behalf of the Company and each of the Guarantors.

4.	The Indenture has been duly authorized, executed and delivered by or on behalf of the Company and each of the Guarantors and constitutes a valid and binding obligation of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms.

5.	The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors and constitutes the valid and binding obligation of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms.

6.	The Notes have been duly authorized, executed and delivered by or on behalf of the Company, and, when issued and authenticated on behalf of the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchaser today in accordance with the terms of the Purchase Agreement, (a) the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture, and (b) each Guarantor’s Guarantee pursuant to the Indenture will constitute the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

7.	The Exchange Notes have been duly authorized by or on behalf of the Company, and, when issued and authenticated on behalf of the Trustee in accordance with the terms of the Indenture and the Registration Rights Agreement, (a) the Exchange Notes will be duly executed and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture, and (b) each Guarantor’s guarantee of the Exchange Notes pursuant to the Indenture will constitute the valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with the terms of the Indenture.

8.	No consent or authorization of, approval by, notice to or filing with any United States Federal, New York State, (insofar as the DGCL or DLLCA is concerned) Delaware, (insofar as the CGCL is concerned) California or (insofar as the NJBCA is concerned) New Jersey governmental authority is required under United States Federal or New York State law, the DGCL or DLLCA, the CGCL or the NJBCA to be obtained or made on or prior to the date hereof by the Company for the execution and delivery by the Company and each of the Guarantors of the Purchase Agreement, the Registration Rights Agreement or the Notes, to the extent it is a party thereto, or the issuance and sale today by the Company and the Guarantors of the Securities in accordance with the terms of the Purchase Agreement, the Indenture and the Registration Rights Agreement, except for any consents, authorizations, approvals, notices and filings that have been obtained or made and are in full force and effect and those consents, authorizations, approvals, notices and filings that, individually or in the aggregate, if not made or obtained would not to our knowledge have a Material Adverse Effect; provided that we express no opinion in this paragraph 8 with respect to United States Federal or state securities laws.

9.	The execution and delivery by the Company and each of the Guarantors of the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Notes, to the extent it is a party thereto, did not, and the issuance and sale today by the Company and the Guarantors of the Securities in accordance with the terms of the Purchase Agreement, the Indenture and the Registration Rights Agreement will not violate (a) the Company’s or such Guarantor’s certificate of incorporation or formation or by-laws or other similar organizational document, as applicable, (b) any United States Federal or New York State law, rule or regulation applicable to the Company or such Guarantor, or the DGCL or DLLCA, CGCL or NJBCA, (c) any existing judgment, order or decree known to us of any United States Federal, New York State, (insofar as the DGCL or DLLCA is concerned) Delaware, (insofar as the CGCL is concerned) California or (insofar as the NJBCA is concerned) New Jersey court or other governmental authority binding upon the Company or such Guarantor or (d) any term or provision of any material agreement or instrument listed on Schedule B (the “Material Contracts”); provided that we express no opinion in this paragraph 9 with respect to United States Federal or state securities laws.

10.	The Company or the Guarantors is not, and, on the date hereof after giving effect to the offering and sale of the Securities and the use of the proceeds therefrom in the manner contemplated by the Purchase Agreement and the Final Memorandum, will not be, required to be registered as an “investment company,” as that term is defined in the Investment Company Act of 1940, as amended.

11.	The statements set forth in the Pricing Disclosure Package and the Final Memorandum (a) under the caption “Description of Notes,” insofar as such statements purport to summarize certain provisions of the Indenture and the Securities and (b) under the caption “Exchange Offer; Registration Rights,” insofar as such statements purport to summarize certain provisions of the Registration Rights Agreement, are accurate in all material respects.

12.	Subject to the assumptions, qualifications and limitations set forth in the Pricing Disclosure Package and the Final Memorandum, the statements of United States Federal income tax law under the heading “Certain United States Federal Income Tax Considerations” in the Pricing Disclosure Package and the Final Memorandum, as they relate to the Securities, are accurate in all material respects.

13.	It is not necessary, in connection with the offer, sale and delivery of the Securities to the Initial Purchaser or in connection with the initial resale of the Securities by the Initial Purchaser to the subsequent purchasers, in accordance with the Purchase Agreement and in the manner contemplated by the Purchase Agreement and the Final Memorandum, to register the Securities under the Securities Act of 1933, as amended. We express no opinion as to any subsequent resale of any Security.

ANNEX C

Form of Winston & Strawn, LLP Opinion

[See Attached].

November 24, 2014

VIA FEDERAL EXPRESS

DEUTSCHE BANK SECURITIES INC.

60 Wall Street

        New York, New York 10005

        Re: Opinion

Dear Ladies and Gentlemen:

We have acted as special counsel to Great Lakes Dredge & Dock Corporation, a Delaware corporation (the “Company”), in connection with (a) the issuance and sale of $25,000,000 in aggregate principal amount of the Company’s 7.375% Senior Notes due 2019 (the “Notes”) that will be a further issuance of the $250,000,000 in aggregate principal amount of 7.375% Senior Notes due 2019 previously issued pursuant to that certain Indenture dated as of January 28, 2011, as supplemented by that certain First Supplemental Indenture dated as of May 6, 2011, that certain Second Supplemental Indenture dated as of January 15, 2013 and that certain Third Supplemental Indenture dated as of November 24, 2014 (as so supplemented, the “Indenture”), by and among the Company, the Guarantors (as defined below) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and sold to you pursuant to the Purchase Agreement dated November 19, 2014 (the “Purchase Agreement”) by and among the Company, the Guarantors and Deutsche Bank Securities Inc., as the initial purchaser (“you” or the “Initial Purchaser”), and (b) the preparation of the Purchase Agreement and the Registration Rights Agreement dated as of November 24, 2014 (the “Registration Rights Agreement”) by and among the Company, the Guarantors and you. This opinion letter is delivered to you at the request of the Company pursuant to Section 7(a)(ii) of the Purchase Agreement. Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Purchase Agreement.

In rendering the opinions set forth herein, we have examined: (i) the Final Purchase Agreement; (ii) the Preliminary Offering Memorandum dated November 19, 2014 (the “Preliminary Memorandum”); (iii) the final pricing supplement attached as Annex A to the Purchase Agreement (collectively with the Preliminary Memorandum, the “Pricing Disclosure Package”); and (iv) the Final Offering Memorandum (the “Final Memorandum”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other agreements, documents, instruments, certificates and records, and such matters of law, as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In rendering the opinions expressed below, we have, with your consent, assumed the legal capacity of all natural persons signing documents and that the signatures of persons signing all documents in connection with which this opinion letter is rendered are genuine, all documents submitted to us as originals or duplicate originals are authentic and all documents submitted to us as copies, whether certified or not, conform to authentic original documents. We have, with your consent, also assumed and relied upon the accuracy and completeness of all certificates and other statements, documents, records, financial statements and papers reviewed by us, and the accuracy and completeness of all representations, warranties, confirmations, schedules and exhibits contained in the Purchase Agreement, the Pricing Disclosure Package, and the Indenture, with respect to the factual matters set forth therein.

In making our examination of documents executed by parties, we have assumed that: (1) such parties are duly organized, validly existing and in good standing under the laws of all jurisdictions where they were organized and where they are conducting their businesses or otherwise required to be so qualified; (2) such parties have full power and authority to execute, deliver and perform their respective obligations under such documents; (3) all such documents have been duly authorized by such parties; (4) all such documents have been duly executed and delivered by such parties; and (5) such documents constitute the valid and binding obligations of each such party thereto, enforceable against each such party in accordance with their respective terms.

As to any facts material to the opinions and beliefs expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Except as expressly set forth herein, we have not undertaken any independent investigation, examination or inquiry to determine the existence or absence of any facts (and have not caused the review of any court file or indices), and no inference as to our knowledge concerning any facts should be drawn as a result of the limited representation undertaken by us.

Based upon the foregoing and subject to the qualifications, limitations and comments stated herein, we are of the opinion that:

1.	The execution and delivery of the Purchase Agreement by the Company and the consummation of the transactions contemplated thereby by the Company do not violate the Dredging Act, the Jones Act, the Shipping Act of 1916, the vessel documentation laws set forth in Chapter 121 of Title 46 of the United States Code, or government regulations issued pursuant to such Acts and laws (collectively, the “Maritime Laws”) applicable to the Company.

2.	The statements in the Pricing Disclosure Package under the captions “Risk Factors,” “Competitive Strengths,” “Competition,” and “Government Regulations,” regarding the Jones Act and the other Maritime Laws, insofar as such statements constitute summaries of the Maritime Laws, constitute an accurate summary of such matters described therein in all material respects.

The opinions expressed herein are based upon and are limited to the Maritime Laws, and we express no opinion with respect to the laws of any state or any other jurisdiction or political subdivision.

Our opinions set forth in this letter are based upon the facts in existence and laws in effect on the date hereof, and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

This opinion letter is solely for the benefit of the addressee hereof in connection with the execution and delivery of the Purchase Agreement. No attorney-client relationship exists or has existed by reason of our preparation, execution and delivery of this opinion letter to any addressee hereof or other person or entity except for the Company. In permitting reliance hereon by any person or entity other than the Company, we are not acting as counsel for such other person or entity and have not assumed and are not assuming any responsibility to advise such other person or entity with respect to the adequacy of this opinion letter for its purposes. This opinion letter may not be relied upon in any manner by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.

Sincerely,

Winston & Strawn LLP

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